EXHIBIT 23



             Consent of Independent Certified Public Accountants



       We have issued our report dated April 20, 2001, accompanying the financial statements included in the Annual Report of CompuTrac, Inc. on Form 10-KSB for the year ended January 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of CompuTrac, Inc. on Form S-8 (File Nos. 33-40732; 33-40734; 33-02906; 33-07319; 33-61577).


       GRANT THORNTON LLP

       Dallas, Texas
       May 11, 2001